Exhibit 99.1  Press Release

NOVITRON INTERNATIONAL TO ACQUIRE LANDMARK SCIENTIFIC

Newton, MA, August 21, 2002. Novitron International, Inc. (NASDAQ:NOVI) announced today that it has signed an agreement and plan of merger with Landmark Scientific, Inc., a privately owned, laboratory equipment, supply and reagent distribution company headquartered in Greensboro, North Carolina. Under the agreement, Landmark Scientific’s stockholders will receive twenty-five (25) shares of Novitron common stock (after giving effect to the recently declared 25% Novitron stock dividend) for each Landmark Scientific share.

As a result of the merger, Novitron will acquire Landmark Scientific’s instrument business, comprising the original ASCA blood chemistry analyzer and the new generation, FDA-approved, AGII Clinical Chemistry System, together with related inventory. Landmark Scientific’s AGII analyzer is presently manufactured in England and marketed primarily internationally with annual worldwide sales of approximately $1 million. Prior to the merger, Landmark Scientific will dispose of its supply and reagent distribution business to a related party.

Historic sales by Landmark Scientific and others of both types of analyzers have been over 2,500 units to date. Of the approximately 400 units sold by Landmark Scientific, approximately 22% were sold in the U.S. and 73% in the People’s Republic of China.

Under the terms of the merger, which is subject to approval by the stockholders of both companies (including the approval of two-thirds of Novitron’s outstanding common stock that is not owned by Randal J. Kirk or any of his affiliates), Novitron, through a subsidiary, will acquire all of the outstanding capital stock of Landmark Scientific in exchange for 250,000 shares of common stock of Novitron (after giving effect to the recently declared 25% stock dividend).

The value of the transaction is approximately $800,000 based on the closing price of Novitron common stock on August 20, 2002. The transaction is further valued at approximately 2.1 times Landmark Scientific’s unaudited book value at June 30, 2002 and approximately 4.0 times its pro-forma projected unaudited net income for the year ending December 31, 2002, based on the value of the common shares of the Company on August 20, 2002. Davenport & Company LLC has issued an opinion to Novitron's Board of Directors, dated August 12, 2002, that the acquisition of Landmark by Novitron in exchange for the consideration to be issued by Novitron in the merger is fair from a financial point of view to Novitron and its stockholders other than Randal J. Kirk and his affiliates. The merger is expected to be completed prior to the end of calendar year 2002.

Randal J. Kirk, who owns approximately 37% of the common shares of Novitron, is also a principal shareholder of Landmark Scientific. Novitron has nominated Mr. Kirk for election to its Board of Directors at its forthcoming Annual Meeting to be held on September 27, 2002.

At the time of completion of the merger, Dr. Stein and Mr. Kirk and certain of their affiliates will enter into a governance agreement pursuant to which each of Dr. Stein and Mr. Kirk and their respective affiliates will agree, for a period of three years following the merger, to vote their shares of Novitron common stock for two individuals nominated by Dr. Stein and two individuals nominated by Mr. Kirk for election to Novitron’s board of directors at all meetings of Novitron’s stockholders or whenever members of Novitron’s board of directors are to be elected by written consent. The governance agreement will also impose certain restrictions on additional purchases of Novitron’s common shares by either Dr. Stein or Mr. Kirk for a period of one year following the merger.

Israel M. Stein MD, President of Novitron commented, "This acquisition will support our strategic focus on clinical laboratory instrumentation. The AGII Clinical Chemistry System offers a technology which complements the blood chemistry analyzers offered by our Dutch subsidiary, Vital Scientific NV. This acquisition affords Novitron an opportunity to expand our product offering and to fulfill a market need in our product range."

Novitron International, Inc. is a multinational company focusing on scientific instrumentation used in clinical and analytical laboratories and in process monitoring in industry. The Company’s Dutch subsidiary, Vital Scientific NV, designs and manufactures scientific instrumentation marketed worldwide through distributors and strategic partnerships. The Company’s subsidiary Vital Diagnostics Pty. Ltd. distributes diagnostic instruments and assays in the South Pacific. The Company’s Dutch subsidiary, NovaChem BV, develops and markets process analyzers.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about Novitron, Landmark and the combined company after completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Novitron and Landmark, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission made by Novitron; significant acquisitions or divestitures by major competitors; a downgrade in our financial strength ratings; our ability to consummate Novitron’s acquisition of Landmark, to achieve expected synergies and operating efficiencies in the Landmark acquisition and to successfully integrate our operations; our expectations regarding the timing, completion and accounting and tax treatments of the transactions and the value of the transaction consideration; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Novitron nor Landmark undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Novitron’s various SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, and the 2002 quarterly Form 10-QSB filings.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This news release may be deemed to be solicitation material in respect of the proposed acquisition of Landmark by Novitron. In connection with the proposed transaction, a registration statement on Form S-4 and other relevant documents will be filed by Novitron with the SEC. Stockholders of Novitron and Landmark are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the final proxy statement-prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. Investors will be able to obtain the documents for free both on the SEC’s web site (www.sec.gov) and from Novitron’s and Landmark’s respective corporate secretaries.

PARTICIPANTS IN SOLICITATION

Novitron and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the identity of Novitron’s participants in the solicitation and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement-prospectus. Information about the directors and executive officers of Novitron and their ownership of Novitron common stock is set forth in the proxy statement for Novitron’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2002. Additional information regarding the interests of Novitron’s directors and executive officers in the proposed merger will be included in the final proxy statement-prospectus.

For more information at Novitron International, Inc., please contact:
Israel M. Stein, M.D.
President
617-527-9933 X21

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